                                                                   EXHIBIT 10.21


                               LICENCE AGREEMENT
                                  FOR USE OF
                    MOBILE SYSTEMS INTERNATIONAL'S CELLULAR
                        NETWORK PLANNING TOOL "PLANET"



                                   BETWEEN:

                       MOBILE SYSTEMS INTERNATIONAL PLC

                                      AND

                          DSC COMMUNICATIONS LIMITED

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
  1.  DEFINITIONS..............................................  1
  2.  GRANT OF LICENCE.........................................  2
  3.  DURATION.................................................  3
  4.  USE......................................................  3
  6.  CHARGES..................................................  3
  7.  DOCUMENTATION............................................  4
  8.  MAINTENANCE AND TECHNICAL SUPPORT........................  4
  9.  TRAINING.................................................  6
 10.  EXCLUSIONS, WARRANTIES AND INDEMNITIES...................  6
 11.  THIRD PARTY RIGHTS.......................................  7
 12.  FORCE MAJORED............................................  7
 13.  ASSIGNMENT...............................................  8
 14.  TERMINATION..............................................  8
 15.  GENERAL..................................................  9

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                               LICENCE AGREEMENT

THIS LICENCE is made between:

1.   THE LICENSOR:  MOBILE SYSTEMS INTERNATIONAL PLC
                    whose registered office is at
                    Summit House
                    Finchley Road
                    London NW3 6BP

2.   THE LICENSEE:  DSC Communications Limited
                    5 New Square
                    Bedfont Lakes
                    Feltham
                    Middlesex TW14 8HA

IT IS AGREED as follows:

1.   DEFINITIONS

     In this Licence, unless the context otherwise requires, the following expressions have the following meanings:-

     1.1 "Annual Software Upgrade and Maintenance Charge" means the Annual Software Upgrade and Maintenance Charges specified in Part 4 of Appendix 1.

     1.2 "Associated Company" means any company which is either the parent undertaking or a subsidiary undertaking of the party in question or a subsidiary undertaking of such party's parent undertaking or any other person controlled by or under the same control direct or indirect as the party in question "parent undertaking" and "subsidiary. undertaking" shall have the meanings attributed thereto in Section 21 of the Companies Act 1989 of England.

     1.3 "Commencement Date" means the Date of Delivery or four weeks from the date of this Licence, whichever shall be sooner.

     1.4 "Date of Delivery" means the date of delivery specified in Part 5 of Appendix 1.

     1.5  "Initial Period" means the period specified in Part 7 of Appendix 1

     1.6 "Initial Set-Up Charge means the charge specified in Part 1 of Appendix 1.

     1.7 "Licence Charges" means the charges specified in Part 3 of Appendix 1, together with any further additional charges for Major Upgrades or which are otherwise agreed between the Licensor and the Licensee from time to time, all as more particularly referred to in clause 6.

     1.8 "Licensed Software" means the cell planning computer Licensed Software "PLANET" specified in Appendix 2 in respect of which this Licence is supplied and includes:

          1.8.1  any part of the Licensed Software:
                 and
          1.8.2 any replacement, modification, upgrade or addition to the Licensed Software released by the Licensor to the Licensee pursuant to this Licence.

     1.9 "Location" means the address or addresses specified in Part 6 of Appendix 1.

     1.10 "Major Upgrades" means any replacement, modification., upgrade or addition to the Licensed Software developed by the Licensor which (at the Licensor's entire discretion) is not released by the Licensor to the Licensee free of charge in the normal course of business but which is offered by the Licensor to the Licensee for an additional charge or charges.

     1.11 "Specified Computer" means the computer system configuration specified in Part 8 of Appendix 1 and compatible computer which the Licensor shall have specifically approved of in writing for this purpose.

     1.12 "Standard Upgrades" means those replacement, modifications, upgrades or additions to the Licensed Software developed by the Licensor which are (at the Licensor's entire discretion) released by the Licensor to the Licensee in the normal course of business for no additional charge.

     1.13 "Supporting Documentation" means the Licensor's User Guide and any other supporting documentation at any time provided by the Licensor to the Licensee.

2.   GRANT OF LICENCE

     The Licencor hereby grants to the Licensee a non-exclusive and non-transferable right by way of licence to use the Licensed Software (Version 2.5) on the Specified Computer at the Location from the date hereof on the terms and conditions herein contained.

3.   DURATION

     Subject to the provision for earlier termination hereinafter contained, this Licence shall commence on the Commencement Date and shall continue in force in perpetuity unless and until terminated by either party giving to the other not less than 12 month's written notice of termination expiring on the last day of the Initial Period or on any anniversary thereafter.

4.   USE

     4.1 The Licensee will not be entitled to use the Licensed Software on any computer other than the Specified Computer at the Location, except where the Specified Computer cannot be Used because of equipment or software malfunctions, the Licensee may temporarily use the Licensed Software on another computer. The Licensee must give the Licensor written notice within 30 days after beginning use of the Licensed Software on a back-up computer under this provision.

     4.2 The Licensed Software shall be used only at the Location for the sole purpose of planning and optimising the Licensee's Wireless Local Loop Network. The Licensed Software shall not be used for any other purpose including but not limited to providing a data processing service to any third party whether by trade or otherwise.

     5.10 that the risk of loss and damage to the Licensed Software and Supporting Documentation supplied to the Licensee shall be the Licensee's from the Date of Delivery. In the event of loss or damage to the Licensed Software, the Licensee will immediately inform the Licensor

     5.11 that the Licensee shall follow all reasonable instructions given by the Licensor from time to time with regard to the use of the Licensed Software.

6.   CHARGES

     6.1 The Initial Set-Up Charge, the initial Licence Charge and the first Annual Software Upgrade and Maintenance Charges shall be paid by the Licensee to the Licensor on or before the Commencement Date upon receipt by the Licensee of the relevant invoice from the Licensor

     6.2 For all subsequent years after the first year of this Licence, the Licence Charges and Annual Software Upgrade and Maintenance Charges shall be invoiced in advance (for each year of the Licence) to the Licensee.

     6.3 The Licence Charges and Annual Software Upgrade and Maintenance Charges shall be fixed for a period of three years. Thereafter they shall be increased (but not decreased) for each subsequent year of this Licence by the percentage increase in the UK Retail Price Index for the previous year.

     6.4 All Initial Set-Up Charges, Licence Charges and Annual Software Upgrade and Maintenance Charges payable hereunder are exclusive of any value added tax (if appropriate) which shall be paid by the Licensee at the rate and in the manner for the time being prescribed by English Law.

     6.5 The Licensee shall pay the legal costs of the Licensor incurred in connection with the preparation, negotiation and compilation of this Agreement.

     6.6 Unless otherwise agreed or specified in this Licence, all invoices are due and payable within 30 days of the date thereof.

     6.7 If any sum under this Licence is not paid by the due date then (without prejudice to the Licensor's other rights):

          6.7.1 the Licensor reserves the right to charge interest on such sums on a day-to-day basis from the due date of payment (both dates inclusive) at the rate of 4% above the United Kingdom base rate of National Westminster Bank plc for the time being in force.

          6.7.2 The Licensor shall not be obliged to provide any maintenance and technical support in whole or in part.

     6.8 The designated representative of the Licensee and Licensor for billing purposes is:

          Licensee:  DSC                        Licensor:
          Paul Senior                           The Commercial Director
          DSC Communications Ltd.               Mobile Systems International Plc
          5 New Square                          1 Harbour Exchange Square
          Feltham                               London E14 9GE
          Middlesex TW14 8HA

7.   DOCUMENTATION

     The Licensor shall supply to the Licensee free of charge one copy of the Supporting Documentation. Additional copies are available at a standard charge.

8.   MAINTENANCE AND TECHNICAL SUPPORT

     8.1 The Licensor shall use reasonable endeavours to rectify as a matter of urgency any major inherent malfunctions or errors with the Licensed Software (which for the avoidance of doubt does not include any malfunction or error which shall have been caused by the Licensee). The Licensor reserves the right at its discretion to carry out work to resolve any such major inherent malfunction or errors at the Licensor's premises. Any minor inherent malfunctions or errors with the Licensed Software which cannot be resolved over the telephone will be addressed by the Licensor as soon as is practicable.

     8.2 Technical Support (comprising verbal advice and assistance) for matters not involving any inherent malfunction or error with the Licensed Software will be made available to the Licensee by the Licensor by telephone during the Licensor's normal working hours in the United Kingdom and will be provided free of charge for a maximum of four hours per month. Any such technical support required by the Licensee in excess of four hours per month will be charged for by the Licensor to the Licensee at the Licensor's standard hourly charges in force at the relevant time for such technical support.

     8.3 Further design and engineering services may be requested by the Licensee and agreed between the Licensee and the Licensor subject to tile availability of appropriate personnel of the Licensor and at the discretion of the Licensor. Any such further agreed design and engineering services shall be provided by the Licensor to the Licensee upon the basis of the Licensor's standard consultancy charges in force at the relevant time.

     8.4 The provision of all maintenance and technical support and the rectification of any malfunctions or errors in the Licensed Software shall be conditional upon:

          8.4.1 the Licensee having provided adequate information in respect of any error or malfunction in the Licensed Software.

          8.4.2  the Licensee not being in breach of the Licence.

          8.4.3 the Licensed Software not having been used for any purpose other than its intended purpose or otherwise incorrectly used or misused.

          8.4.4  the Licensed Software being used only on the Specified
                 Computer.

          8.4.5 the provision of a satisfactory, database and format pursuant to Clause 4.

          8.4.6 the Licensee having incorporated all replacements, modifications, Standard Upgrades or additions to the Licensed Software issued by the Licensor to the Licensee.

          8.4.7  the Licensee having not otherwise changed the Licensed Software

          8.4.8 the malfunction or error not having been caused by any willful or negligent act or omission of the Licensee; and

          8.4.9 any error or malfunction of the Specified Computer having been rectified.

     8.5 Where a replacement, modification, Standard upgrade or addition to the Licensed Software has been released by the Licensor to the Licensee, it shall be accepted and used by the Licensee with the benefit of the maintenance and technical support provided pursuant to this Licence except where the Licensee elects to retain and use the superseded issue of the Licensed Software, in which case the Licensor is only obliged to provide a maintenance and technical support service upon terms to be agreed between the Licensor and the Licensee.

9.   TRAINING

     Unless otherwise agreed, one training course of four days duration for up to three persons nominated by the Licensee will be provided by the Licensor at its office in London prior to delivery of the Licensed Software. Such training courses shall be provided by the Licensor to the Licensee at the standard rate specified in Part 2 of Appendix 1. The Licensor shall be entitled to charge and recover from the Licensee all travel, hotel, subsistence and out of pocket expenses incurred by its personnel where such training courses are not provided at the Licensor's premises.

10.  EXCLUSIONS, WARRANTIES AND INDEMNITIES

     10.1 Subject to Clause 8.4 and without prejudice to Clause 10.2 hereof the Licensor warrants that the Licensed Software will perform substantially in the manner specified in the supporting documentation.

     10.2 Notwithstanding anything else contained in this Licence, the Licensor's liability shall be restricted to using all reasonable endeavours to rectify any inherent malfunction or error in the Licensed Software (which for the avoidance of doubt does not include any malfunction or error which shall have been caused by the Licensee). Save as aforesaid the Licensor will be under no liability (except liability for personal injury or death resulting from the Licensor's negligence) whether contractual or tortious for any loss or damage of any kind whatsoever whether or not caused directly or indirectly by any negligence on the part of the Licensor or any of its servants or agents and all conditions warranties and stipulations expressed or implied statutory customary or otherwise which but for such exclusion would or might subsist in favour of the Licensee are hereby expressly excluded.

     10.3 This Licence sets forth the entire agreement between the parties with respect to the subject matter herein and supersedes and replaces all prior communications, representations, warranties, stipulations, undertakings and agreements, whether oral or written between the parties.

     10.4 The Licensee agrees to indemnify and hold the Licensor harmless from and against any and all costs, claims, expenses, damages and losses including reasonable legal fees arising out of or resulting from unauthorised use or disclosure by or other acts of the Licensee relating to the Licensed Software or the Supporting Documentation which results in damage of whatsoever nature to the Licensor.

11.  THIRD PARTY RIGHTS

     11.1 The Licensor warrants that to the best of its knowledge and belief at the date of this Licence, it is not aware that the Licensed Software infringes any rights of any third party.

     11.2 If the Licensee should receive notification from a third party that the Licensed Software is purportedly infringing a third party's rights, the Licensee shall allow the Licensor at the Licensor's expense to conduct any negotiations or litigation and/or settle any claim. The Licensee shall make no admission without the Licencee's prior written consent. The Licensee shall give all reasonable assistance to the Licensor in any proceedings which the Licensor may decide to institute or defend. The Licensee may not itself institute any proceedings in respect of any such matters without the prior written consent of the Licensor.

     11.3 If at any time an allegation of infringement of any third party's rights is made in respect of the Licensed Software or if in the Licensor's reasonable opinion such an allegation is likely to be made, the Licensor may at its entire discretion:

           11.3.1 at its cost modify or replace the Licensed Software so as to avoid infringement

           11.3.2 obtain for the Licensee the right to continue using the Licensed Software

           11.3.3  terminate this Licence forthwith, and/or

           11.3.4  offer the Licensee the right to terminate this Licence.

     11.4 Except to the limited extent expressly stated in this Clause 11, the Licensor will be under no liability whether contractual or tortious for any loss or damage of any kind whatsoever arising directly or indirectly by any negligence on the part of the Licensor or any or its servants or agents and all conditions warranties and stipulations express or implied statutory customary or otherwise which but for such exclusion would or might subsist in favour of the Licensee are hereby expressly excluded.

12.  FORCE MAJORE

     Neither party shall be liable for any delay in performing any of its obligations hereunder if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled to a reasonable extension of time for the performance of such obligations.

13.  ASSIGNMENT

     The Licensee shall not assign sub-licence or otherwise transfer this Licence or any of its rights or obligations hereunder whether in whole or part without the prior written consent of the Licensor except in the case of licences for PlaNET Version 2.6 Standard Features plus Airplan Module for Commercial Systems and Trial Systems.

14.  TERMINATION

     14.1 Notwithstanding anything else contained herein this Licence may be terminated:

           14.1.1 by the Licensor forthwith on giving notice in writing to the Licensee if the Licensee:-

                   14.1.1.1 shall fail to pay any sum due under the terms of this Licence and such sums remain unpaid for 14 days after written notice from the Licensor that such sum has not been paid

                   14.1.1.2 commits any breach of any term of the Licence (other than any failure by the Licensee to make any payment hereunder in which event the provisions of Clause 14.1.1.1 shall apply) and shall have failed, within 30 days after the receipt of a request in writing by the Licensor so to do, to remedy the breach

           14.1.2 by either party forthwith on giving notice in writing to the other if the other party, being a company, shall have a receiver, manager, administrative receiver, administrator or liquidator (or person of similar status) appointed or shall pass a resolution for winding-up (otherwise than for the purpose of amalgamation or reconstruction) or a court shall make an order to that effect or being a partnership shall be dissolved or being an individual shall become bankrupt or shall die or if the other party (whether a company or not) shall enter into any composition or arrangement with its creditors or shall become insolvent.

     14.2 On the termination of this Licence, howsoever arising, the Licensee must return to the Licensor the Licensed Software and Supporting Documentation and all copies thereof in the possession of or under the control of the Licensee. The Licensee shall at its own cost and expense comply with such requirement within 7 days of termination and shall at the same time certify to the Licensor in writing that the Licensed Software in whatever form has been obliterated from any computer of computers in the possession of or under the control of the Licensee.

     14.3 The termination of this Licence, howsoever arising, will be without prejudice to the rights and duties of' either party accrued prior to termination. The Clauses in this Licence which expressly or by implication have effect after termination will continue to be enforceable notwithstanding termination.

15.  GENERAL

     15.1 The illegality invalidity or un-enforceability of any clause of this Licence will not affect the legality, validity or enforceability of the remainder.

     15.2 No forbearance, delay or indulgence by either party in enforcing the provisions of this Licence shall prejudice or restrict the rights of that party, nor shall any waiver of its rights operate as a waiver of any subsequent breach.

     15.3 Any act or omission of any Associated Company of the Licensee which if it had been committed or omitted by the Licensee would have been a breach of this Licence by the Licensee will be deemed to be a breach of this Licence by the Licensee who will be liable to the Licensor accordingly.

     15.4 All notices which are requested to be given hereunder shall be in writing and shall be sent to the address of the recipient herein set out or such other address as the recipient may designate by notice given in accordance with the provisions of this clause. Any such notice may be delivered by hand or by first class pre-paid letter (air mail if appropriate), facsimile or telex and shall be deemed to have been served:

           -if by hand- when delivered
           -if by first class post - on the day on which it would normally have arrived in the due course of post
           -if by facsimile or telex - when despatched.

           a)  if to the Licensor:  Commercial Director
                                    Mobile Systems International Plc
                                    1 Harbour Exchange Square
                                    London E14 9GE
                                    Facsimile +44 71 971 8199

           b)  if to the Licensee:  Paul Senior
                                    DSC Communications Limited
                                    5 New Square
                                    Bedfont Lakes
                                    Feltham Middlesex TW14 8HA

     15.5 The formation, construction, performance, validity and all aspects whatsoever of this Licence shall be governed by English law and the parties hereby agree to submit to the non-exclusive jurisdiction of the English Courts.

Signed by

                                             _______________________________________________
duly authorized for and on behalf of THE     duly authorized for and on behalf of THE
LICENSOR                                     LICENSEE


/s/ Peter Carpenter                          /s/ Paul Senior
-------------------                          ---------------
(Signature)                                  (Signature)

(Group Commercial Director)                  (Title) _______________________________________

                                  APPENDIX 1

Part 1    Initial Set-Up Charge      *
          Minimum order 10 days initial consultancy support at * per day.

Part 2    Training
          See Course Costs as attached

Part 3    Licence Charge
          PlaNET Version 2.5 standard features plus Airplan Module
          * per licence per annum.
          Upgrade to PlaNET Version 2.6 standard features free of charge. PlaNET Version 2.6 standard features plus Airplan Module for Commercial Systems limited to 500 Systems (Pounds)* per licence. PlaNET Version 2.6 standard features plus Airplan Module for Trial Systems limited to 50 systems (Pounds)* per license.

          Payment Terms:
          Initial 4 licenses for PlaNET Version 2.5 standard features plus Airplan Module:

               25% on Installation
               25% on Delivery of PlaNET Version 2.6 Beta Version
               50% on Delivery of PlaNET Version 2.6

          Thereafter payable on Delivery

          Minimum order 3 trial licences per quarter through 1996, payable quarterly in arrears.

          Thereafter payable on Delivery

          Minimum order 2 Commercial licenses 3rd quarter 1996, payable quarterly in arrears.

          Thereafter payable on Delivery

Part 4    Annual Charge for Maintenance,
          Technical Support and Standard Software Upgrades

          PlaNET Version 2.6 standard features plus Airplan Module no additional charge.

          PlaNET Version 2.6 standard features plus Airplan Module for commercial Systems 20% license charge.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Payment Terms:
          Annual Maintenance payments are payable in advance, the first payable on Delivery.

Part 5    Date of Delivery  (to be completed)

Part 6    Location
          5 New Square, Bedfont Lakes, Feltham, Middlesex T14 8HA

Part 7    Initial Period
          The period of one year from the Date of Delivery

Part 8    Specified Computer
          Serial No. ______________________

                                  APPENDIX 2

                                  SCHEDULE 1

                              PRODUCT DESCRIPTION


1.   PlaNET Module Description Version 2.5

1.1 The following description applies to the Licensed Software "PlaNET" Version 2.5

1.2  Propagation Prediction Routines;

     1.2.1 up to 400x400 km area size, any grid size (500, 100, 50mm, currently only one grid size at any time)

     1.2.2 obstruction loss calculations using land heights terrain data and multiple "knife edges

     1.2.3  clutter correction for all pre-defined clutter types

     1.2.4 consider clutter effects along a radial from the base station to the mobile station

     1.2.4 Detailed antenna masking for different antenna types with full tilting capability, antenna masks may be edited or viewed via a user friendly editor

     1.2.5  up to six (6) antennae per site, any type and alignment of antenna

     1.2.6  simple height correction factors

     1.2.7  prediction of any number of cells (as a background task)

     1.2.8  prediction routines optimised for speed

     1.2.9  custom model per cell capacity via user-friendly editor

     1.2.10 clutter data may be edited with the user-friendly data editor

     1.2.11 propagation model programming interface (optional)

1.3  Coverage Array Generation

     1.3.1  for any area size and any number of cells

     1.3.2  most likely server/section calculation

     1.3.3 network coverage at up to eight (8) user specified signal levels from composite coverage

     1.3.4 multiple level signal coverage (contour) bands from composite coverage

     1.3.5  for each pixel a text symbol is used to identify the cell coverage

     1.3.6  carey curves per base station

     1.3.7 interactive change of antenna number, type, orientation, power and tilt without re-predicting cell

1.4  Signal and Interference Analysis

     1.4.1 mean and percentage coverage at up to eight (8) user-specified levels for network (on line)

     1.4.2 mean and percentage coverage at up to eight (8) user-specified levels for individual sector (GSM cell)

     1.4.3 C/cl between any two GSM cells (only one interferer currently) calculated for downlink interactively either inside most likely server boundary or inside overlap between cell predictions.

     1.4.4 system wide worst cast C/cl analysis and display using database of channels

1.5.  Ideal Grid Generation

     1.5.1  creation and manipulation of hexagonal grids

     1.5.2  cell splitting

     1.5.3  best fitting of ceil locations to grid

     1.5.4  Hexagon settings includes the ability for:

            1.5.4.1 Hexagons can be displayed in a three leaf clover pattern with each hexagon in the clover representing separate sectors
            1.5.4.2 Hexagons can be rotated through 0(degree) through to 90(degree)

1.6  Mapping Data

     1.6.1 display of height data by line contouring, grey shading or multi-coloured block fill

     1.6.2 vector data such as roads, railways, coastlines etc. easily overlaid onto any data

     1.6.3  land usage (clutter) data easily displayed

     1.6.4 interactive line shows co-ordinates of mouse pointer together with height, clutter and signal information

     1.6.5 user may choose between longitude and latitude of Cartesian co-ordinate grid for UTM projected data

1.7  Height Path Profile

     1.7.1 height path profiling may be done interactively between two (2) points from:

            1.7.1.1  point to point 1.7.2.2 site to point 1.7,3.3 site to site

     1.7.2  automatic compensation for the Earth's curvature if required

     1.7.3 a text file of path profile can be produced to be used externally if required

1.8  Multi-User site Database

     1.8.1  file locking and automatic update of changes from other users

     1.8.2  up to five (5) user definable status fields per cell

     1.8.3 active status flag setting allowing selection manipulation of cells with selected status

1.9  Frequency Planning

     1.9.1  user definable frequency groups

     1.9.2  interactive allocation of channels to cell

     1.9.3  graphical representation of frequency groups

     1.9.4  database of channel allocations per ceil

1.10 Automatic Frequency Planning (Optional)

     1.10.1 frequency allocation method using distribution of frequencies through they arc being planned. The plan may use the minimum number of frequencies required or all or the frequencies available

     1.10.2 for OSM systems, the BCCH is automatically allocated as the first planned TCH. This TCH is marked with an asterisk when displayed in the carrier data-base

     1.10.3 given a control channel plan, the control channel colour code can be planned automatically

1.11 Cell Indexing

     1.11.1  alpha-numeric cell IDs permitted

1.12 Outputs and User interface 1.12.1 "Open Look" graphical interface

     1.12.2 user friendly mouse operated software with pull-down menus and buttons

     1.12.3  user definable defaults for all parameters

     1.12.4  possibility to use dBuv/m instead of dBm

     1.12.5 creates FCC forms filled out with data from PlaNET which generates high quality Postscript output

     1.12.6 user definable default for display colours via user friendly interface

     1.12.7  superposition of all data types

             predictions
             best servers
             coverage
             hexagons
             clutter data
             height data
             road data
             C/cl etc

     1.12.8  outputs HPGL, HPGL/2, postscript

     1.12.9  scaling to any scale/size of hard copy plot

     1.12.10 "what you see is what you get" for hard copy output

1.13 Search and Zoom Facility

     1.13.1  screen search and display on cell ID cell name or text string

     1.13.2  suggests closest match where no actual match found

     1.13.3  zoom in and out facility, using mouse

1.14 Report Generator

     1.14.1  apply logical filters to select data for a report

     1.14.2  select the order in which data is included in a report

     1.14.3  preview reports

1.15 Key Information for Plots

     1.15.1  map co-ordinates and grids

     1.15.2  sector/cell IDs/names

     1.15.3  key description of signal level clutter and vector data

     1.15.4  current data

     1.15.5  antenna direction, type, tilt and tx ertp

     1.15.6  antenna/ground heights

1.16 On-Line Facility

     1.16.1 easy-to-use on-line help facility available for the majority of functions

1.17 Radio Survey Analysis

     1.17.1 plot route and position with Rx median signal level and relevant survey parameters

     1.17.2 perform linear regression of lob (distance)/m vs. Rx signal level/dBm

     1.17.3  compare predictions with survey

     1.17.4  plot differences

     1.17.5  calculate and display overall residuals

     1.17.6  detailed analysis printout available

     1.17.7  suggest K1, K2 values as well as the K clutter factors

1.18 Traffic Analysis System

     1.18.1  load traffic data into polygons

     1.18.2  load traffic data from switch data

     1.18.3  spread traffic based on vectors (roads), land use and polygons

     1.18.4  scale traffic for growth planning

     1.18.5 compute traffic per sector, subscribers per sector, channels required blocking based on erlang B or C

     1.18.6  display or plot traffic density and grade of service

     1.18.7 perform what-if analysis altering cell configuration and adding capacity sites

1.19 Test MS Tool

     1.19.1  X-Y plots

     1.19.2  Statistics

     1.19.3  GSM/DCS 1800 L3 messages

1.20 Handover Tool

     1.20.1 neighbour lists can be automatically created or loaded from file, creating a new list will automatically rewrite the content of the list. The list can be edited manually

     1.20.2 lists of anomalies can be created which show the differences between the current and previously loaded neighbour list. It can also show non-mutual neighbours

     1.20.3 generates a list of non-mutual neighbour anomalies in the currently loaded neighbour list

     1.20.4 information about anomalies can be displayed and the status of the cell-neighbour relationship modified

     1.20.5 enhanced search facilities enable information about cells and neighbours to be highlighted on the main PlaNET screen

     1.20.6  user definable hysteresis level

     1.20.7  percentage probability of handover

     1.20.8  conversion of non-mutual handover to mutual relationships

1.21 Databuild (optional)

     1.21.1 Databuild is designed to aid the operator of a cellular network maintain the vast quantity of radio data that is associated with the network

     1.21.2 Databuild has been engineered to act as both a stand alone repository of radio parameter data and to be run in conjunction with PlaNET

     1.21.3 Underlying Databuild is a commercial database providing the usual features associated with database management systems, such as data integrity, and co-operative working

     1.21.4 The parameter data is user configurable and so file tool can handle data pertaining to many types of equipment

     1.21.5 The user my enter constraints upon the data to help reduce the accidental input of incorrect parameter values

     1.21.6 values of parameters may be set on the result of calculations, these calculations may include other parameters

     1.21.7 The tool has been designed to allow the user to maintain the history of the parameters as they evolve

     1.21.8 It enables charges to individual parameters to be queried and provides a number of general querying facilities

                                AMENDMENT NO. 1

                                      TO

  LICENCE AGREEMENT FOR USE OF MOBILE SYSTEMS INTERNATIONAL'S CELLULAR NETWORK
                             PLANNING TOOL "PLANET"

                                    BETWEEN

               MOBILE SYSTEMS INTERNATIONAL PLC ("the Licensor")

                                      AND

                    DSC COMMUNICATIONS LTD ("the Licensee")


     WHEREAS, THE LICENSOR AND THE LICENSEE entered into a Licence Agreement for the use of Planet ("the Agreement") effective from the 16/th /November 1995;

     WHEREAS, THE LICENSOR AND THE LICENSEE now wish to amend the Agreement;

     NOW THEREFORE, THE LICENSOR AND THE LICENSEE hereby agree to amend the Agreement as follows:

     Amend the parties that the Licence is made between to read:

     2.   THE LICENSEE:  Airspan Communications Ltd
                         5 New Square
                         Feltham
                         Middlesex
                         TW 14 8HA

     Amend 6.8 to read:

     Licensee:           Paul Senior
                         Airspan Communications Ltd
                         5 New Square
                         Feltham
                         Middlesex
                         TW14 8HA

     Amend 15.4 to read:

                    -if by facsimile- when despatched